UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):July 29, 2015

CAR CHARGING GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-149784	03-0608147
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1691 Michigan Avenue, Sixth Floor

Miami Beach, Florida 33139

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (305) 521-0200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of July 29, 2015, the Board of Directors of Car Charging Group, Inc. (the “Company”) approved the appointment of Michael J. Calise to serve as Chief Executive Officer.

“Mike” Calise, age 54, was previously the Head of North America Electric Vehicle Solutions at Schneider Electric, a world leader in energy management and energy efficiency. While at Schneider, Mr. Calise was responsible for the electric vehicle strategy, product, and services, and took the business from its infancy to one of the top contenders in the electric vehicle solutions industry. Prior to Schneider Electric, Mr. Calise was the founder and principal of EVadvise, an independent advisory firm focused on mass scale electric vehicle infrastructure. While there he helped develop the EV Charging infrastructure technology plan for Marin Transportation Authority’s (MTA) county-wide charger deployment. Prior to EVadvise, Mr Calise held various executive positions as president, GM and EVP. Mr. Calise received a Bachelor of Science Degree in Electrical Engineering from the University of Buffalo in New York, and is a member of the IEEE, California Clean Cars, Cleantech.org, Plug In America and the Electric Auto Association (EAA), and former board member of the Electric Drive Transportation Association (EDTA) and the BACC EV Strategic Council.

There are no family relationships between Mr. Calise and any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer of the Company. Further, there are no related party transactions reportable under Item 5.02(b)(2) of Form 8-K or Item 404(a) of Regulation S-K which relate to the foregoing.

Effective as of July 29, 2015, Michael D. Farkas stepped down as Chief Executive Officer and was appointed Chief Visionary Officer and will continue to serve as our Chairman of the Board.

Mr. Calise entered into an employment agreement (the “Employment Agreement”) with the Company effective July 29, 2015, pursuant to which he will be compensated at the rate of $275,000 per annum. In addition, Mr. Calise will be entitled to receive (1) 3,584,400 shares of convertible preferred stock with an exercise price of $0.70, (2) 1,588,016 options with an exercise price of 1.00, (3) 26,422 options with an exercise price of $1.50, (4) 287,970 options with an exercise price of $2.00 and (5) 1,500 options with an exercise price of $3.00. In addition, Mr. Calise will receive as a signing bonus (i) $75,000 worth of the Company’s common stock pursuant to the Company standard Omnibus Incentive Plan Stock Award Agreement and (ii) a $25,000 cash payment. Pursuant to the Employment Agreement, Mr. Calise will also be eligible for a performance bonus of $100,000.

The preceding description of the Employment Agreement is a summary of its material terms, does not purport to be complete, and is qualified in its entirety by reference to the Employment Agreement, a copy of which is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit No.	Description

10.1	Executive Employment Agreement, dated July 16, 2015 by and between Car Charging Group, Inc. and Michael Calise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Car Charging Group Inc.

Dated: August 3, 2015	By:	/s/ Michael Calise
		Name:	Michael Calise
		Title:	Chief Executive Officer